Exhibit 99.1

A-Mark Precious Metals Reports Fiscal First Quarter 2025 Results

Diluted Earnings per Share of $0.37

Company Reaffirms Regular Quarterly Cash Dividend of $0.20 per share

$422.5MM Credit Facility Extended to September 2026

El Segundo, CA – November 6, 2024 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal first quarter ended September 30, 2024.

Management Commentary

“Our first quarter results reflect the continued strength of our fully-integrated platform,” said A-Mark CEO Greg Roberts. “Despite slower market conditions marked by elevated precious metals prices and subdued demand, we delivered $0.37 per diluted share and generated $17.8 million in non-GAAP EBITDA.

"We also took significant steps this quarter to continue to position the business for long-term success. We amended our $422.5 million Trading Credit Facility, extending its maturity date to September 30, 2026, providing the company with stable, long term access to capital for the business. We also made significant progress on our A-Mark Global Logistics (AMGL) facility expansion and logistics automation initiatives. The expected completion in the coming months is anticipated to increase operational capacity and produce efficiencies and long term cost savings. We are also advancing our reach in Asia and have made substantial progress towards establishing a trading office and DTC presence in Singapore and broadening our reach into the surrounding region.

“As noted in our recent press release, during October, Silver Towne Mint acquired all of the assets of Regency Mint Manufacturing, LLC, including its minting equipment and its customer list, further enhancing our minting capacity and expanding our customer base. We are pleased with our recent accomplishments and remain optimistic that our proven integrated business model will allow us to sustain profitability. We remain committed to exploring opportunities that enhance our market reach and deliver value to our shareholders over the long term.”

	Three Months Ended September 30,
	2024	2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,715,096	$2,484,618
Gross profit	$43,443	$49,405
Depreciation and amortization expense	$(4,709)	$(2,792)
Net income attributable to the Company	$8,984	$18,827

Earnings per Share:
Basic	$0.39	$0.81
Diluted	$0.37	$0.77

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$14,784	$26,779
EBITDA	$17,782	$30,448

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 17-18

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2024 and 2023 follows (in thousands):

	Three Months Ended September 30,
	2024	2023

Net income before provision for income taxes	$10,173	$23,935
Adjustments:
Contingent consideration fair value adjustments	(150)	—
Acquisition costs	52	52
Amortization of acquired intangibles	3,864	2,165
Depreciation expense	845	627
Adjusted net income before provision for income taxes (non-GAAP)	$14,784	$26,779

	Three Months Ended
	September 30, 2024	June 30, 2024
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,715,096	$2,524,955
Gross profit	$43,443	$42,971
Depreciation and amortization expense	$(4,709)	$(2,845)
Net income attributable to the Company	$8,984	$30,940

Earnings per Share:
Basic	$0.39	$1.35
Diluted	$0.37	$1.29

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$14,784	$20,144
EBITDA	$17,782	$38,380

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures below and on pages 17-18

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2024 and June 30, 2024 follows (in thousands):

	Three Months Ended
	September 30, 2024	June 30, 2024

Net income before provision for income taxes	$10,173	$33,975
Adjustments:
Remeasurement gain on pre-existing equity interest	—	(16,669)
Contingent consideration fair value adjustments	(150)	(370)
Acquisition costs	52	363
Amortization of acquired intangibles	3,864	2,066
Depreciation expense	845	779
Adjusted net income before provision for income taxes (non-GAAP)	$14,784	$20,144

Fiscal First Quarter 2025 Financial Highlights

•
Revenues for the three months ended September 30, 2024 increased 9% to $2.72 billion from $2.48 billion for the three months ended September 30, 2023 and increased 8% from $2.52 billion for the three months ended June 30, 2024. Excluding an increase of $217.4 million of forward sales, our revenues increased $13.1 million, or 0.9%, compared to the prior year fiscal first quarter. Excluding an increase of $335.0 million of forward sales, our revenues decreased $144.8 million, or 9.0%, compared to the prior quarter

•
Gross profit for the three months ended September 30, 2024 decreased 12% to $43.4 million from $49.4 million for the three months ended September 30, 2023 and increased 1% from $43.0 million for the three months ended June 30, 2024

•
Gross profit margin for the three months ended September 30, 2024 decreased to 1.60% of revenue, from 1.99% of revenue for the three months ended September 30, 2023, and declined from 1.70% of revenue in the three months ended June 30, 2024

•
Net income attributable to the Company for the three months ended September 30, 2024 decreased 52% to $9.0 million from $18.8 million for the three months ended September 30, 2023, and decreased 71% from $30.9 million for the three months ended June 30, 2024

•
Diluted earnings per share totaled $0.37 for the three months ended September 30, 2024, a 52% decrease compared to $0.77 for the three months ended September 30, 2023, and decreased 71% from $1.29 for the three months ended June 30, 2024. Excluding the impact of the $16.7 million one-time remeasurement gain recorded during the three months ended June 30, 2024 related to the Silver Gold Bull incremental investment, diluted earnings per share decreased 37% from $0.59 for the three months ended June 30, 2024

•
Adjusted net income before provision for income taxes, depreciation, amortization, acquisition costs, remeasurement gains or losses, and contingent consideration fair value adjustments (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended September 30, 2024 decreased 45% to $14.8 million from $26.8 million for the three months ended September 30, 2023, and decreased 27% from $20.1 million for the three months ended June 30, 2024

•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended September 30, 2024 decreased 42% to $17.8 million from $30.4 million for the three months ended September 30, 2023, and decreased 54% from $38.4 million for the three months ended June 30, 2024

	Three Months Ended September 30,
	2024	2023
Selected Operating and Financial Metrics:
Gold ounces sold (1)	398,000	495,000
Silver ounces sold (2)	20,449,000	30,378,000
Number of secured loans at period end (3)	562	803
Secured loans receivable at period end	$101,887,000	$99,167,000
Direct-to-Consumer ("DTC") number of new customers (4)	55,300	39,100
Direct-to-Consumer number of active customers (5)	129,900	106,400
Direct-to-Consumer number of total customers (6)	3,122,100	2,387,400
Direct-to-Consumer average order value ("AOV") (7)	$2,967	$2,440
JM Bullion ("JMB") average order value (8)	$2,198	$2,239
CyberMetals number of new customers (9)	1,500	2,400
CyberMetals number of active customers (10)	1,700	2,500
CyberMetals number of total customers (11)	31,100	24,800
CyberMetals customer assets under management at period end (12)	$8,300,000	$6,000,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	September 30, 2024	June 30, 2024
Selected Operating and Financial Metrics:
Gold ounces sold (1)	398,000	448,000
Silver ounces sold (2)	20,449,000	25,421,000
Number of secured loans at period end (3)	562	588
Secured loans receivable at period end	$101,887,000	$113,067,000
Direct-to-Consumer ("DTC") number of new customers (4)	55,300	570,300
Direct-to-Consumer number of active customers (5)	129,900	114,600
Direct-to-Consumer number of total customers (6)	3,122,100	3,066,800
Direct-to-Consumer average order value ("AOV") (7)	$2,967	$2,890
JM Bullion ("JMB") average order value (8)	$2,198	$2,639
CyberMetals number of new customers (9)	1,500	1,500
CyberMetals number of active customers (10)	1,700	1,900
CyberMetals number of total customers (11)	31,100	29,600
CyberMetals customer assets under management at period end (12)	$8,300,000	$7,300,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment. SGB's metrics are included after the Company acquired a controlling interest on June 21, 2024.

(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal First Quarter 2025 Operational Highlights

•
Gold ounces sold in the three months ended September 30, 2024 decreased 20% to 398,000 ounces from 495,000 ounces for the three months ended September 30, 2023, and decreased 11% from 448,000 ounces for the three months ended June 30, 2024

•
Silver ounces sold in the three months ended September 30, 2024 decreased 33% to 20.4 million ounces from 30.4 million ounces for the three months ended September 30, 2023, and decreased 20% from 25.4 million ounces for the three months ended June 30, 2024

•
As of September 30, 2024, the number of secured loans decreased 30% to 562 from 803 as of September 30, 2023, and decreased 4% from 588 as of June 30, 2024

•
Direct-to-Consumer new customers for the three months ended September 30, 2024 increased 41% to 55,300 from 39,100 for the three months ended September 30, 2023, and decreased 90% from 570,300 for the three months ended June 30, 2024. For the three months ended June 30, 2024, approximately 92% of the new customers were attributable to the acquisition of a controlling interest in SGB

•
Direct-to-Consumer active customers for the three months ended September 30, 2024 increased 22% to 129,900 from 106,400 for the three months ended September 30, 2023, and increased 13% from 114,600 for the three months ended June 30, 2024. The increase in the number of active customers was primarily due to the Company acquiring a controlling interest in SGB in June 2024

•
Direct-to-Consumer average order value for the three months ended September 30, 2024 increased $527, or 22% to $2,967 from $2,440 for the three months ended September 30, 2023, and increased $77, or 3% from $2,890 for the three months ended June 30, 2024

•
JM Bullion’s average order value for the three months ended September 30, 2024 decreased $41, or 2% to $2,198 from $2,239 for the three months ended September 30, 2023, and decreased $441, or 17% from $2,639 for the three months ended June 30, 2024. The decrease in the average order value is partially driven by a higher mix of silver vs. gold orders during the three months ended September 30, 2024 compared with the previous periods noted

Fiscal First Quarter 2025 Financial Summary

Revenues increased 9% to $2.72 billion from $2.48 billion in the same year-ago quarter. Excluding an increase of $217.4 million of forward sales, our revenues increased $13.1 million, or 0.9%, which was due to higher average selling prices of gold and silver, partially offset by a decrease in gold and silver ounces sold.

The Direct-to-Consumer segment contributed 18% and 13% of the consolidated revenue in the fiscal first quarters of 2025 and 2024, respectively. JMB’s revenue represented 11% of the consolidated revenues for the fiscal first quarter of 2025 compared with 12% for the prior year fiscal first quarter.

Gross profit decreased 12% to $43.4 million (1.60% of revenue) from $49.4 million (1.99% of revenue) in the same year-ago quarter. The decrease in gross profit was due to lower gross profits earned from the Wholesale Sales & Ancillary Services segment, partially offset by an increase in gross profits earned by the Direct-to-Consumer segment. The Direct-to-Consumer segment contributed 54% and 43% of the consolidated gross profit in the fiscal first quarters of 2025 and 2024, respectively. Gross profit contributed by JMB represented 37% of the consolidated gross profit in the fiscal first quarter of 2025 and 36% of the consolidated gross profit for the prior year fiscal first quarter.

Selling, general and administrative expenses increased 22% to $26.6 million from $21.8 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $2.6 million, higher advertising costs of $0.7 million, an increase in consulting and professional fees of $0.2 million, an increase in information technology costs of $0.2 million, and an increase in insurance costs of $0.2 million. SG&A expenses for the three months ended September 30, 2024 include $5.3 million of expenses incurred by LPM and SGB, our recently consolidated subsidiaries which were not included in our prior year Q1 results.

Depreciation and amortization expense increased 69% to $4.7 million from $2.8 million in the same year-ago quarter. The change was primarily due to an increase in amortization expense of $2.2 million relating to intangible assets acquired through our acquisition of LPM and acquisition of a controlling interest in SGB, partially offset by a decrease in JMB intangible asset amortization of $0.5 million.

Interest income increased 16% to $7.1 million from $6.1 million in the same year-ago quarter. The increase in interest income was primarily due to an increase in other finance product income of $0.6 million and an increase in interest income earned by our Secured Lending segment of $0.3 million.

Interest expense increased 2% to $10.0 million from $9.8 million in the same year-ago quarter. The increase in interest expense was primarily due to an increase of $0.7 million associated with our Trading Credit Facility due to increased borrowings as well as an increase in interest rates and an increase of $0.7 million related to product financing arrangements, partially offset by a decrease of $1.4 million related to the AMCF Notes (including amortization of debt issuance costs) due to their repayment in December 2023.

Earnings from equity method investments decreased 79% to $0.6 million from $2.7 million in the same year-ago quarter. The decrease was due to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $9.0 million or $0.37 per diluted share, compared to net income of $18.8 million or $0.77 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended September 30, 2024 totaled $14.8 million, a decrease of $12.0 million or 45% compared to $26.8 million in the same year-ago quarter. The decrease was principally due to lower net income before provision for income taxes.

EBITDA for the three months ended September 30, 2024 totaled $17.8 million, a decrease of $12.6 million or 41% compared to $30.4 million in the same year-ago quarter. The net decrease was principally due to lower net income of $10.6 million.

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The Company paid a $0.20 quarterly cash dividend on October 22, 2024 to stockholders of record as of October 8, 2024. It is expected that the next quarterly dividend will be paid in January 2025. The declaration of regular cash dividends in the future is subject to the determination each quarter by the Board of Directors, based on a number of factors, including the Company’s financial performance, available cash resources, cash requirements, alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (November 6, 2024) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period. To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/51425

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 577563

The call will also be broadcast live and available for replay on the Investor Relations section of A-Mark’s website at ir.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through November 20, 2024.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 51425

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

A-Mark’s consolidated subsidiary, LPM Group Limited (LPM), is one of Asia’s largest precious metals dealers. LPM operates a consumer-facing showroom in Hong Kong’s Central Financial District, and offers a wide selection of products to its wholesale customers through its 24/7 online trading platform, including recently released silver coins, gold bullion, certified coins, and the latest collectible numismatic issues.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JMB owns and operates numerous websites targeting specific niches within the precious metals retail market, including JMBullion.com, ProvidentMetals.com, Silver.com, CyberMetals.com, GoldPrice.org, SilverPrice.org, BGASC.com, BullionMax.com, and Gold.com. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark is the majority owner of Silver Gold Bull, a leading online precious metals retailer in Canada, and also holds minority ownership interests in three additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiary, Collateral Finance Corporation (CFC). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, Vienna, Austria, and Hong Kong. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to future profitability and growth, international expansion, operational enhancements, and the amount or timing of any future dividends. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; government regulations that might impede growth, particularly in Asia; the inability to successfully integrate recently acquired businesses; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets but also has posed certain risks and uncertainties for the Company, particularly in recent periods; potential adverse effects of the current problems in the national and global supply chains; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the inability of the Company to expand capacity at Silver Towne Mint; the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following five amounts: acquisition expenses; amortization expenses related to intangible assets acquired; depreciation expense; remeasurement gains or losses; and contingent consideration fair value adjustments. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended September 30, 2024.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	September 30, 2024	June 30, 2024
	(unaudited)
ASSETS
Current assets
Cash	$46,924	$48,636
Receivables, net	71,831	36,596
Derivative assets	108,721	114,720
Secured loans receivable	101,887	113,067
Precious metals held under financing arrangements	27,354	22,066
Inventories:
Inventories	735,555	579,400
Restricted inventories	541,744	517,744
	1,277,299	1,097,144
Income tax receivable	2,338	1,562
Prepaid expenses and other assets	9,188	8,412
Total current assets	1,645,542	1,442,203
Operating lease right of use assets	8,990	9,543
Property, plant, and equipment, net	20,008	20,263
Goodwill	199,937	199,937
Intangibles, net	97,807	101,663
Long-term investments	51,005	50,458
Other long-term assets	5,728	3,753
Total assets	$2,029,017	$1,827,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Liabilities on borrowed metals	39,487	31,993
Product financing arrangements	541,744	517,744
Accounts payable and other payables	10,712	18,831
Deferred revenue and other advances	327,556	263,286
Derivative liabilities	46,045	26,751
Accrued liabilities	17,378	16,798
Notes payable	6,694	8,367
Total current liabilities	989,616	883,770
Lines of credit	337,000	245,000
Notes payable	3,994	3,994
Deferred tax liabilities	22,293	22,187
Other liabilities	11,397	11,013
Total liabilities	1,364,300	1,165,964
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of September 30, 2024 or June 30, 2024	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 24,196,095 and 23,965,427 shares issued and 23,184,059 and 22,953,391 shares outstanding as of September 30, 2024 and June 30, 2024, respectively	242	240
Treasury stock, 1,012,036 and 1,012,036 shares at cost as of September 30, 2024 and June 30, 2024, respectively	(28,277)	(28,277)
Additional paid-in capital	172,372	168,771
Accumulated other comprehensive income	167	61
Retained earnings	466,556	466,838
Total A-Mark Precious Metals, Inc. stockholders’ equity	611,060	607,633
Noncontrolling interests	53,657	54,223
Total stockholders’ equity	664,717	661,856
Total liabilities and stockholders’ equity	$2,029,017	$1,827,820

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended September 30,
	2024	2023
Revenues	$2,715,096	$2,484,618
Cost of sales	2,671,653	2,435,213
Gross profit	43,443	49,405
Selling, general, and administrative expenses	(26,617)	(21,845)
Depreciation and amortization expense	(4,709)	(2,792)
Interest income	7,087	6,102
Interest expense	(9,987)	(9,823)
Earnings from equity method investments	578	2,709
Other income, net	200	273
Unrealized gains (losses) on foreign exchange	178	(94)
Net income before provision for income taxes	10,173	23,935
Income tax expense	(1,755)	(4,952)
Net income	8,418	18,983
Net (loss) income attributable to noncontrolling interests	(566)	156
Net income attributable to the Company	$8,984	$18,827
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$0.39	$0.81
Diluted	$0.37	$0.77

Weighted-average shares outstanding:
Basic	23,028,600	23,364,700
Diluted	23,979,500	24,532,600

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Three Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$8,418	$18,983
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	4,709	2,792
Amortization of loan cost	665	522
Share-based compensation	320	664
Earnings from equity method investments	(578)	(2,709)
Dividends and distributions received from equity method investees	169	269
Other	1,085	344
Changes in assets and liabilities:
Receivables, net	(35,235)	928
Secured loans made to affiliates	(4,816)	—
Derivative assets	5,999	(9,692)
Income tax receivable	(776)	—
Precious metals held under financing arrangements	(5,288)	6,251
Inventories	(180,155)	(19,166)
Prepaid expenses and other assets	(987)	(878)
Accounts payable and other payables	(8,119)	(16,665)
Deferred revenue and other advances	64,270	(30,194)
Derivative liabilities	19,294	12,341
Liabilities on borrowed metals	7,494	85
Accrued liabilities	(3,998)	(10,686)
Income tax payable	—	2,549
Net cash used in operating activities	(127,529)	(44,262)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(607)	(1,886)
Secured loans receivable, net	16,001	1,458
Other	87	—
Net cash provided by (used in) investing activities	15,481	(428)
Cash flows from financing activities:
Product financing arrangements, net	24,000	53,784
Dividends paid	(4,633)	(28,034)
Borrowings under lines of credit	542,000	584,000
Repayments under lines of credit	(450,000)	(549,000)
Repayments on notes payable to related party	(1,672)	(257)
Repurchases of common stock	—	(4,904)
Debt funding issuance costs	(2,640)	(2,625)
Proceeds from the exercise of share-based awards	3,281	960
Payments for tax withholding related to net settlement of share-based awards	—	(307)
Net cash provided by financing activities	110,336	53,617
Net (decrease) increase in cash	(1,712)	8,927
Cash, beginning of period	48,636	39,318
Cash, end of period	$46,924	$48,245

Overview of Results of Operations for the Three Months Ended September 30, 2024 and 2023

Consolidated Results of Operations

The operating results for the three months ended September 30, 2024 and 2023 were as follows (in thousands, except per share data):

Three Months Ended September 30,	2024		2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,715,096	100.000%	$2,484,618	100.000%	$230,478	9.3%
Gross profit	43,443	1.600%	49,405	1.988%	$(5,962)	(12.1%)
Selling, general, and administrative expenses	(26,617)	(0.980%)	(21,845)	(0.879%)	$4,772	21.8%
Depreciation and amortization expense	(4,709)	(0.173%)	(2,792)	(0.112%)	$1,917	68.7%
Interest income	7,087	0.261%	6,102	0.246%	$985	16.1%
Interest expense	(9,987)	(0.368%)	(9,823)	(0.395%)	$164	1.7%
Earnings from equity method investments	578	0.021%	2,709	0.109%	$(2,131)	(78.7%)
Other income, net	200	0.007%	273	0.011%	$(73)	(26.7%)
Unrealized gains (losses) on foreign exchange	178	0.007%	(94)	(0.004%)	$272	289.4%
Net income before provision for income taxes	10,173	0.375%	23,935	0.963%	$(13,762)	(57.5%)
Income tax expense	(1,755)	(0.065%)	(4,952)	(0.199%)	$(3,197)	(64.6%)
Net income	8,418	0.310%	18,983	0.764%	$(10,565)	(55.7%)
Net (loss) income attributable to noncontrolling interests	(566)	(0.021%)	156	0.006%	$(722)	(462.8%)
Net income attributable to the Company	$8,984	0.331%	$18,827	0.758%	$(9,843)	(52.3%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.39		$0.81		$(0.42)	(51.9%)
Diluted	$0.37		$0.77		$(0.40)	(51.9%)

Overview of Results of Operations for the Three Months Ended September 30, 2024 and June 30, 2024

Consolidated Results of Operations

The operating results for the three months ended September 30, 2024 and June 30, 2024 were as follows (in thousands, except per share data):

Three Months Ended	September 30, 2024		June 30, 2024		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,715,096	100.000%	$2,524,955	100.000%	$190,141	7.5%
Gross profit	43,443	1.600%	42,971	1.702%	$472	1.1%
Selling, general, and administrative expenses	(26,617)	(0.980%)	(22,705)	(0.899%)	$3,912	17.2%
Depreciation and amortization expense	(4,709)	(0.173%)	(2,845)	(0.113%)	$1,864	65.5%
Interest income	7,087	0.261%	8,073	0.320%	$(986)	(12.2%)
Interest expense	(9,987)	(0.368%)	(9,633)	(0.382%)	$354	3.7%
Earnings from equity method investments	578	0.021%	764	0.030%	$(186)	(24.3%)
Other income, net	200	0.007%	466	0.018%	$(266)	(57.1%)
Remeasurement gain on pre-existing equity interest	—	—%	16,669	0.660%	$(16,669)	(100.0%)
Unrealized gains on foreign exchange	178	0.007%	215	0.009%	$(37)	(17.2%)
Net income before provision for income taxes	10,173	0.375%	33,975	1.346%	$(23,802)	(70.1%)
Income tax expense	(1,755)	(0.065%)	(3,040)	(0.120%)	$(1,285)	(42.3%)
Net income	8,418	0.310%	30,935	1.225%	$(22,517)	(72.8%)
Net loss attributable to noncontrolling interests	(566)	(0.021%)	(5)	(0.000%)	$561	11,220.0%
Net income attributable to the Company	$8,984	0.331%	$30,940	1.225%	$(21,956)	(71.0%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.39		$1.35		$(0.96)	(71.1%)
Diluted	$0.37		$1.29		$(0.92)	(71.3%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended September 30, 2024 and 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2024 and 2023 follows (in thousands):

Three Months Ended September 30,	2024	2023	Change
	$	$	$	%
Net income before provision for income taxes	$10,173	$23,935	$(13,762)	(57.5%)
Adjustments:
Contingent consideration fair value adjustment	(150)	—	$150	—%
Acquisition costs	52	52	$—	—%
Amortization of acquired intangibles	3,864	2,165	$1,699	78.5%
Depreciation expense	845	627	$218	34.8%
Adjusted net income before provision for income taxes (non-GAAP)	$14,784	$26,779	$(11,995)	(44.8%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended September 30, 2024 and 2023 follows (in thousands):

Three Months Ended September 30,	2024	2023	Change
	$	$	$	%
Net income	$8,418	$18,983	$(10,565)	(55.7%)
Adjustments:
Interest income	(7,087)	(6,102)	$985	16.1%
Interest expense	9,987	9,823	$164	1.7%
Amortization of acquired intangibles	3,864	2,165	$1,699	78.5%
Depreciation expense	845	627	$218	34.8%
Income tax expense	1,755	4,952	$(3,197)	(64.6%)
	9,364	11,465	$(2,101)	(18.3%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$17,782	$30,448	$(12,666)	(41.6%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash used in operating activities	$(127,529)	$(44,262)	$83,267	188.1%
Changes in operating working capital	142,317	65,127	$77,190	118.5%
Interest expense	9,987	9,823	$164	1.7%
Interest income	(7,087)	(6,102)	$985	16.1%
Income tax expense	1,755	4,952	$(3,197)	(64.6%)
Dividends and distributions received from equity method investees	(169)	(269)	$(100)	(37.2%)
Earnings from equity method investments	578	2,709	$(2,131)	(78.7%)
Share-based compensation	(320)	(664)	$(344)	(51.8%)
Amortization of loan cost	(665)	(522)	$143	27.4%
Other	(1,085)	(344)	$741	215.4%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$17,782	$30,448	$(12,666)	(41.6%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended September 30, 2024 and June 30, 2024

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2024 and June 30, 2024 follows (in thousands):

Three Months Ended	September 30, 2024	June 30, 2024	Change
	$	$	$	%
Net income before provision for income taxes	$10,173	33,975	$(23,802)	(70.1%)
Adjustments:
Remeasurement gain on pre-existing equity interest	—	(16,669)	$16,669	100.0%
Contingent consideration fair value adjustments	(150)	(370)	$(220)	(59.5%)
Acquisition costs	52	363	$(311)	(85.7%)
Amortization of acquired intangibles	3,864	2,066	$1,798	87.0%
Depreciation expense	845	779	$66	8.5%
Adjusted net income before provision for income taxes (non-GAAP)	$14,784	$20,144	$(5,360)	(26.6%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended September 30, 2024 and June 30, 2024 follows (in thousands):

Three Months Ended	September 30, 2024	June 30, 2024	Change
	$	$	$	%
Net income	$8,418	$30,935	$(22,517)	(72.8%)
Adjustments:
Interest income	(7,087)	(8,073)	$(986)	(12.2%)
Interest expense	9,987	9,633	$354	3.7%
Amortization of acquired intangibles	3,864	2,066	$1,798	87.0%
Depreciation expense	845	779	$66	8.5%
Income tax expense	1,755	3,040	$(1,285)	(42.3%)
	9,364	7,445	$1,919	25.8%

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$17,782	$38,380	$(20,598)	(53.7%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash (used in) provided by operating activities	$(127,529)	$82,850	$(210,379)	(253.9%)
Changes in operating working capital	142,317	(68,064)	$210,381	309.1%
Interest expense	9,987	9,633	$354	3.7%
Interest income	(7,087)	(8,073)	$(986)	(12.2%)
Income tax expense	1,755	3,040	$(1,285)	(42.3%)
Dividends received from equity method investees	(169)	(281)	$(112)	(39.9%)
Earnings from equity method investments	578	764	$(186)	(24.3%)
Remeasurement gain on pre-existing equity interest	—	16,669	$(16,669)	(100.0%)
Share-based compensation	(320)	(321)	$(1)	(0.3%)
Deferred income taxes	—	2,690	$(2,690)	(100.0%)
Amortization of loan cost	(665)	(619)	$46	7.4%
Other	(1,085)	92	$(1,177)	(1,279.3%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$17,782	$38,380	$(20,598)	(53.7%)